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EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 14, 1995 relating to the Consolidated Financial Statements of
USX Corporation, the Financial Statements of the Marathon Group, the Financial Statements of the U.S. Steel Group, and the Financial Statements of the Delhi Group, appearing on pages U-3, M-3, S-3 and D-3 respectively, of this Form 10-K:


On Form S-3:                Relating to:

   File No.  33-34703       Marathon Group Dividend Reinvestment Plan
             33-57997       Marathon Group Dividend Reinvestment Plan
             33-43719       U.S. Steel Group Dividend Reinvestment Plan
             33-60172       U.S. Steel Group Dividend Reinvestment Plan
             33-51621       USX Corporation Debt Securities, Preferred
                            Stock and Common Stock
             33-60142       USX Corporation Debt Securities
             33-50191       USX Corporation Debt Securities, Preferred
                            Stock and Common Stock
             33-52937       USX Corporation Debt Securities

On Form S-8:                Relating to:

   File No.   2-76726       USX Savings Plan
             33-52917       USX Savings Plan
              2-76917       USX 1976 Stock Option Plan
              33-6248       USX 1986 Stock Option Plan
              33-8669       Marathon Oil Company Thrift Plan
             33-38025       USX 1990 Stock Plan
             33-41864       USX 1990 Stock Plan
             33-52921       USX 1990 Stock Plan
             33-48116       Parity Investment Bonus
             33-54333       Parity Investment Bonus
             33-54760       Thrift Plan for Employees of Delhi Gas
                            Pipeline Corporation
             33-56828       Marathon Oil Company Thrift Plan


PRICE WATERHOUSE LLP


600 Grant Street
Pittsburgh, PA 15219-2794
March 20, 1995